CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT

MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ADMINISTRATIVE SERVICE AGREEMENT

This Administrative Service Agreement (the “Agreement”), effective December 7, 2015 is made by and between Nationwide Financial Services, Inc. (“NFS”) and Columbia Management Investment Distributors, Inc. (the “Company”);

WHEREAS, an affiliate of the Company is responsible for certain administrative functions associated with each series of the Funds (each a “Fund”) set forth on Exhibit A, which may be amended from time to time; and

WHEREAS, NFS or its designee provide certain administrative services to the owners of certain variable annuity contracts and/or variable life insurance policies (collectively, the “Variable Products”) issued by Nationwide Life Insurance Company, and Nationwide Life and Annuity Insurance Company, (collectively, “Nationwide”) through certain Nationwide Variable Accounts; and

WHEREAS, the Funds will be included as underlying investment options for the Variable Products issued by Nationwide through the Variable Accounts pursuant to a Fund Participation Agreement previously or contemporaneously entered into by Nationwide and the Company and/or Funds; and

WHEREAS, the Company recognizes substantial savings of administrative expenses as a result of NFS or its subsidiaries performing certain administrative services (“Services”) in connection with contract owners’ investment in the Funds through the Variable Products; and

NOW, THEREFORE, NFS and the Company, in consideration of the undertaking described herein, agree that the Funds will be available as underlying investment options in the Variable Products issued by Nationwide, subject to the following:

1.

NFS or its designee agrees to provide Services for the contract owners of the Variable Products who choose the Funds as underlying investment options. Such Services will include those described on Exhibit B.

2.

In consideration for the Services to be provided by NFS to the Variable Products pursuant to this Agreement, the Company will calculate and pay NFS a fee (“Service Fee”) at an annualized rate equal to the rates shown on Exhibit A of the average daily net assets of each Fund held by the Variable Accounts during the period in which they were earned.

3.

The Service Fees will be paid to NFS as soon as practicable, but no later than 30 days after the end of the period in which they were earned. The Service Fees will be paid on a quarterly or monthly basis.

4.

NFS and the Company agree that the Service Fee described in this Agreement is for administrative services only and does not constitute payment in any manner for investment advisory services or the cost of distribution of the Funds.

5.

The parties agree that a Service Fee will be paid to NFS according to this Agreement with respect to each Fund for a period of one year following termination of the Agreement. This provision will survive termination of this Agreement and the termination of the related Fund Participation Agreement(s) with Nationwide.

6.

Either party may terminate this Agreement by at least 60 days’ written notice to the other. In addition, NFS or the Company may terminate this Agreement immediately upon written notice to the other: (1) if required by any applicable law or regulation; (2) if NFS or the Company engage in any material breach of this Agreement; or (3) in the event of an assignment as defined by Section 2(a)(4) of the Investment Company Act of 1940. This Agreement will terminate immediately and automatically with respect to Funds held in the Variable Accounts upon the termination of the Fund Participation Agreement which governs a Fund’s inclusion as an underlying investment option in the Variable Products and in such event no notice is required under this Agreement.

7.	Each notice required by this Agreement shall be given by wire and confirmed in writing to:

If to NFS:

Nationwide Financial

One Nationwide Plaza, 5-04-206J

Columbus, Ohio 43215

Attention: AVP, External Funds Management

If to the Company:

Columbia Management Investment Distributors, Inc.

225 Franklin Street

Boston, MA 02110

Attention: President

9.

This Agreement shall be construed and the provisions hereof interpreted in accordance with the laws of Delaware. This Agreement shall be subject to the provisions of the federal securities statutes, rules and regulations, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.

10.

Each of the parties to this Agreement acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements or arrangements with other entities.

11.

Each of the parties to this Agreement may disclose the annual fees payable to Nationwide under this Agreement as set forth in Exhibit A. NFS shall timely disclose the arrangement provided for in this Agreement, including the amount of the fee received by NFS, to the Variable Product owners to the extent required by applicable law.

12.

This Agreement may not be assigned unless agreed to by the parties in writing, except that it shall be assigned automatically to any successor to either party, and any such successor shall be bound by the terms of this Agreement.

13.	At all times, each party to this Agreement shall comply with all laws, rules and regulations applicable to it by virtue of entering into the Agreement.

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms.

NATIONWIDE FINANCIAL SERVICES, INC.

By:
Name:	Steven D. Pierce
Title:	AVP, External Funds Management

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:
Name:
Title:

EXHIBIT A

TO ADMINISTRATIVE SERVICE AGREEMENT

FUNDS

Columbia Funds Variable Insurance Trust

Columbia Funds Variable Insurance Trust I

Columbia Funds Variable Series Trust II

SERVICE FEES

Company shall pay NFS a Service Fee in an amount equal to [***] bps per annum of the average daily net asset value of Fund shares (other than money market and index fund shares) attributable to the Variable Products, each calendar quarter.

EXHIBIT B

TO ADMINISTRATIVE SERVICE AGREEMENT

Services Provided by NFS

Pursuant to the Agreement, NFS shall perform and incur expenses for all administrative and shareholder services with respect to the Variable Products and their contract owners, including but not limited to, the following:

1.

Maintaining separate records for each contract owner, which shall reflect the units representing Fund shares purchased and redeemed and Fund share balances of such contract owners. NFS will maintain a single master account with each Fund on behalf of contract owners and such account shall be in the name of NFS (or its designee) as record owner of shares owned by contract owners.

2.	Disbursing or crediting to contract owners all proceeds of redemptions of units representing shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.

Preparing and transmitting to contract owners, as required by law, periodic statements showing the total number of units representing shares owned by contract owners as of the statement closing date, purchases and redemptions of units representing Fund shares by the contract owners during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by contract owners.

4.	Supporting and responding to service inquiries from contract owners.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for contract owners.

6.	Generating written confirmations and quarterly statements to contract owners/participants.

7.

Distributing to contract owners, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf of the contract owners.

FIRST AMENDMENT TO

ADMINISTRATIVE SERVICE AGREEMENT

This First Amendment dated May 1, 2017 (the “Amendment”) amends the Administrative Service Agreement (the “Agreement”), effective December 7, 2015 made by and between Nationwide Financial Services, Inc. (“NFS”) and Columbia Management Investment Distributors, Inc. (the “Company”);

WHEREAS, the parties wish to amend the Service Fees contained in Exhibit A of the Agreement;

NOW, THEREFORE, NFS and the Company hereby agree to amend the Agreement as follows:

Exhibit A to the Agreement is deleted in its entirety and replaced with the attached Amended and Restated Exhibit A.

IN WITNESS WHEREOF, this amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

NATIONWIDE FINANCIAL SERVICES, INC.

By:
Name:	Steven D. Pierce
Title:	AVP, External Funds Management

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:
Name:
Title:

AMENDED AND RESTATED EXHIBIT A

TO ADMINISTRATIVE SERVICE AGREEMENT

EFFECTIVE MAY 1, 2017

FUNDS

Columbia Funds Variable Insurance Trust

Columbia Funds Variable Insurance Trust I

Columbia Funds Variable Series Trust II

SERVICE FEES

Company shall pay NFS a Service Fee in an amount equal to [***] bps per annum of the average daily net asset value of Fund shares (except no payment for money market and index fund shares and [***] bps for AQR Managed Futures Strategy Fund) attributable to the Variable Products, each calendar quarter.

SECOND AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Second Amendment to the Administrative Services Agreement (the “Amendment”) is entered into, by and between Nationwide Financial Services, Inc. (“NFS”), Columbia Management Investment Distributors, Inc. (“CMID”) and Columbia Management Investment Services Corp. (“CMIS”)which serves as transfer agent to the mutual funds (“CMID and CMIS collectively are the Company”) and is effective as of July 1, 2017.

WHEREAS, NFS and CMID entered into an Administrative Services Agreement dated December 7, 2015 (the “Agreement”);

WHEREAS, NFS and CMID desire to join CMIS as a party to the Agreement;

WHEREAS, unless otherwise defined herein, capitalized terms used herein have the same meaning as in the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises expressed herein, the parties agree to amend the Agreement as follows:

1.	CMIS shall be joined to the Agreement as the party responsible for payment of Fees.

2.	Section 2 of the Agreement shall be deleted in its entirety and replaced as follows:

2. In consideration for the Services provided by NFS to the Variable Products pursuant to this Agreement, CMIS will calculate and pay NFS a fee (“Service Fee”) at an annualized rate equal to the rates shown on Exhibit A of the average daily net assets of each Fund held by the Variable Accounts during the period in which they were earned.

3.	A new Section 14 shall be added to the Agreement as follows:

14. Indemnity.

(i)

NFS agrees to and does release, indemnify and hold CMID, CMIS and the Funds and each of their affiliates, directors, officers, employees and agents and each person who controls them (“Columbia Indemnitees”), harmless from and against any and all direct or indirect liabilities, losses, claims, damages, liabilities and expenses (including reasonable attorney’s fees) the Indemnitees incur (“Losses”) insofar as such Losses arise out of or are based upon (i) NFS’s negligence, willful misconduct or violation of applicable law in the performance of NFS’s duties and obligations under this Agreement, or (ii) any material breach by NFS of any of its representations, warranties or covenants in this Agreement. NFS shall reimburse the Columbia Indemnitees for any legal or other expenses reasonably incurred by such Columbia Indemnitees in connection with investigating or defending against such Losses.

(ii)

CMIS and CMID (“Columbia Indemnitors”) agree to and do release, indemnify and hold NFS and its affiliates, directors, officers, employees and agents and each person who controls them (“NFS Indemnitees”), harmless from and against any and all Losses insofar as such Losses arise out of or are based upon (i) Columbia Indemnitor’s negligence, willful misconduct or violation of applicable law in the performance of their duties and obligations under this Agreement, or (ii) any material breach by Columbia Indemnitors of any of its representations, warranties or covenants in this Agreement. Columbia Indemnitors shall reimburse the NFS Indemnitees for any legal or other expenses reasonably incurred by such NFS Indemnitees in connection with investigating or defending against such Losses.

(iii)

Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party, in writing, of the commencement thereof; but the failure to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this section. In the event that such an action is brought against any indemnified party, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

(iv)

In the event a Fund becomes subject to Losses caused by a breach by Nationwide of a material provision of this Agreement, and CMIS and CMID, or any successor or assignee of CMIS and CMID, is unable to exercise its rights under the Indemnification section of this Agreement or such Fund determines that it is in its best interest to pursue a remedy directly, rather than through CMIS and CMID, such Fund shall be a third party beneficiary of this Agreement solely for purposes of the indemnification provisions set forth above.

(v)	The provisions of this Section 14 of the Agreement shall survive termination of the Agreement.

4.	Exhibit A of the Agreement shall be deleted in its entirety and replaced with the Exhibit A attached.

5.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

6.

In the event of any inconsistencies between the Agreement and this Amendment, the terms of this Amendment shall govern. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

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COLUMBIA MANAGEMENT	COLUMBIA MANAGEMENT INVESTMENT
INVESTMENT DISTRIBUTORS INC.	SERVICES CORP.

By:	By:
Name:	Name:
Title:	Title:

NATIONWIDE FINANCIAL SERVICES, INC.

By:
Name: Steven D. Pierce
Title: VP, IMG External Funds Management Operations

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Exhibit A

TO ADMINISTRATIVE SERVICE AGREEMENT

Effective July 1, 2017

FUNDS

Columbia Funds Variable Insurance Trust

Columbia Funds Variable Insurance Trust I

Columbia Funds Variable Series Trust II

CMIS or its affiliates shall pay NFS a Service Fee in an amount equal to [***] bps per annum of the average daily net asset value of Fund shares (except no payment for money market and index fund shares and [***] bps for AQR Managed Futures Strategy Fund) attributable to the Variable Products, each calendar quarter.

4